Exhibit 99.1

First Data Announces Offering of $750 Million Senior Secured Notes

Atlanta, March 30, 2011 — First Data Corporation (“First Data”) today announced that it intends to offer $750 million aggregate principal amount of senior secured notes due 2019 (the “Notes”). In accordance with the terms of its senior secured credit facilities, First Data will use the net proceeds from the offering, and cash on hand, to repay a portion of its outstanding senior secured term loans.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 under the caption “Risk Factors.”

Contact

Chip Swearngan, First Data 1-404-890-3000 chip.swearngan@firstdata.com